EXHIBIT 99.1

Coconut Palm Acquisition Corp.
(a development stage enterprise)

Index to Financial Statements

Report of Independent Registered Public Accounting Firm	F-2

Financial statements
Balance Sheet as of September 14, 2005	F-3
Statement of Operations for the period from
April 29, 2005 (date of inception) through September 14, 2005	F-4
Statement of Changes in Stockholders’ Equity for the	F-5
Period from April 29, 2005 (date of inception) through
September 14, 2005
Statement of Cash Flows for the period from April 29, 2005
(date of inception) through September 14, 2005	F-6
Notes to Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Coconut Palm Acquisition Corp.

We have audited the accompanying balance sheet of Coconut Palm Acquisition Corp. (a development stage company) (the “Company”) as of September 14, 2005 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from April 29, 2005 (date of inception) through September 14, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coconut Palm Acquisition Corp. as of September 14, 2005 and the results of its operations and its cash flows for the period from April 29, 2005 (date of inception) through September 14, 2005 in conformity with U.S. generally accepted accounting principles.

/s/ Eisner LLP
New York, New York
September 14, 2005

Coconut Palm Acquisition Corp.
(a development stage company)

Balance Sheet

September 14, 2005

ASSETS

Current assets:
Cash	$1,220,429
Cash held in Trust Fund	54,250,000

Total assets	$55,470,429

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accrued expenses	$59,714
Accrued offering costs	60,000
Note payable to affiliate	75,000

Total current liabilities	194,714

—
COMMITMENTS AND CONTINGENCIES

Common stock subject to possible conversion, 1,999,000 shares at conversion value $5.425	10,844,575

STOCKHOLDERS’ EQUITY:

Preferred stock — $.0001 par value; 1,000,000 shares	—
authorized; 0 issued and outstanding
Common stock — $.0001 par value, 50,000,000 shares	1,250
authorized; 12,500,000 issued and outstanding (which includes
1,999,000 shares subject to possible conversion)
Additional paid-in capital	44,432,511
Deficit accumulated during the development stage	(2,621)

Total stockholders’ equity	44,431,140

Total liabilities and stockholders’ equity	$55,470,429

See Notes to Financial Statements.

Coconut Palm Acquisition Corp.
(a development stage company)

Statement of Operations

April 29, 2005 (Date of Inception) through September 14, 2005

Revenue	$—

Operating expenses	2,621

Net loss for the period	$(2,621)

Net loss per share — basic and diluted	$—

Weighted average number of shares outstanding — basic
and diluted	2,572,464

See Notes to Financial Statements.

Coconut Palm Acquisition Corp.
(a development stage company)

Statement of Changes in Stockholders’ Equity

	Common Stock			Deficit
				Accumulated
			Additional	During the
			Paid-In	Development
	Shares	Amount	Capital	Stage	Total

Balance — April 29,
2005 (date of inception)	0	$0	$0	$0	$0
Initial capitalization from
founding stockholder	2,500,000	250	24,750		25,000

Sale of 10,000,000 units,
net of underwriters’
discount and offering
expenses (includes
1,999,000 shares subject
to possible conversion)	10,000,000	1,000	55,252,236		55,253,236

Proceeds subject to
possible conversion of
1,999,000 shares			(10,844,575)		(10,844,575)

Proceeds from issuance
of option			100		100

Net loss				(2,621)	(2,621)

Balance — September
14, 2005	12,500,000	$1,250	$44,432,511	$ (2,621)	$44,431,140

See Notes to Financial Statements.

Coconut Palm Acquisition Corp.
(a development stage company)

Statement of Cash Flows

April 29, 2005 (Date of Inception) through September 14, 2005
Cash flows from operating activities:
Net loss	$	(2,621)

Adjustments to reconcile net loss to net cash provided by
operating activities:
Changes in:
Accrued expenses		119,714

Net cash provided by operating activities		117,093

Cash flows from investing activities:
Cash held in Trust Fund		(54,250,000)

Net cash used in investing activities		(54,250,000)

Cash flows from financing activities:
Proceeds from note payable to stockholder		75,000
Proceeds from sale of common stock, net of offering costs		55,278,236
Proceeds from issuance of option		100

Net cash provided by financing activities		55,353,336

Net increase in cash		1,220,429
Cash — beginning of period		—

Cash — end of period		$1,220,429

See Notes to Financial Statements.

Coconut Palm Acquisition Corp.
(a development stage company)

Notes to Financial Statements

NOTE A - ORGANIZATION AND BUSINESS OPERATIONS; GOING CONCERN CONSIDERATION

Coconut Palm Acquisition Corp. (the “Company”) was incorporated in Delaware on April 29, 2005. The Company was formed to serve as a vehicle for the acquisition of an operating business through a merger, capital stock exchange, asset acquisition and/or other similar transaction. The Company has neither engaged in any operations nor generated revenue. The Company is considered to be a development stage company and is subject to the risks associated with activities of development stage companies. As such, the Company’s operating results through September 14, 2005 relate to early stage organizational activities, and its ability to begin planned operations is dependent upon the completion of an acquisition of an operating business. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s initial public offering of Units (as described in Note C) (“Offering”) was declared effective on September 8, 2005. The Company consummated the Offering on September 14, 2005 and received net proceeds of approximately $55,253,000. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward acquiring an operating company (“Acquisition”). Furthermore, there is no assurance that the Company will be able to successfully effect an Acquisition. An amount of $54,250,000 of the net proceeds of the Offering is being held in a trust account (“Trust Fund”) and invested in government securities until the earlier of (i) the consummation of its first Acquisition or (ii) the distribution of the Trust Fund as described below. The remaining net proceeds (not held in the Trust Fund) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the Acquisition, will submit such transaction for stockholders’ approval. In the event that holders of 20% or more of the shares issued in the Offering vote against the Acquisition and exercise their conversion rights, the Acquisition will not be consummated.

The Company’s initial stockholder (the “Founding Stockholder”) has agreed to vote its 2,500,000 shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to an Acquisition. After consummation of an Acquisition, these voting safeguards will no longer be applicable.

With respect to an Acquisition which is approved and consummated, any Public Stockholder who voted against such Acquisition may demand that the Company convert his shares. The per share conversion price will equal the amount in the Trust Fund, calculated as of two business days prior to the consummation of the proposed Acquisition, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of an Acquisition. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by the Founding Stockholder. Accordingly, a portion of the net proceeds from the Offering (19.99% of the amount held in the Trust Fund) has been classified as common stock subject to possible conversion in the accompanying September 14, 2005 balance sheet.

Coconut Palm Acquisition Corp.
(a development stage company)

Notes to Financial Statements

In the event that the Company does not consummate an Acquisition within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied (the “Acquisition Period”), the proceeds held in the Trust Fund will be distributed to the Company’s Public Stockholders. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Offering discussed in Note C).

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1] Loss per common share:

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

[2] Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

[3] Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of start-up costs and temporary differences, aggregating approximately $891 at September 14, 2005. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at September 14, 2005.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Coconut Palm Acquisition Corp.
(a development stage company)

Notes to Financial Statements

[4] New Accounting Pronouncements:

The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE C — INITIAL PUBLIC OFFERING

On September 14, 2005, the Company sold 10,000,000 units (“Units”) in the Offering. Each Unit consists of one share of the Company’s common stock and two warrants (“Warrants”). Accordingly, 20,000,000 Warrants are outstanding at September 14, 2005. Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the later of (a) September 14, 2006 or (b) the completion of an Acquisition. The warrants will expire September 13, 2009. The Warrants will be redeemable, at the Company’s option, with the prior consent of Morgan Joseph and Co. Inc. and EarlyBirdCapital, Inc., the representatives of the underwriters in the Offering (the “Representatives”), at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

The Company sold to the Representatives an option, for $100, to purchase up to a total of 1,000,000 units at $7.50 per Unit. The sale of the option has been accounted for as a cost attributable to the offering. Accordingly, there is no net impact on the Company’s financial position or results of operations, except for recording of the $100 proceeds from the sale. The option has been valued at the date of issuance at $780,000 based upon a Black-Scholes model, using an expected life of five years, volatility of 15.90% and a risk-free interest rate of 3.980% . The volatility calculation is based on the 180-day volatility of the Russell 2000 Index. Although an expected life of five years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate an Acquisition within the prescribed time period and liquidates, the option would become worthless. The option may be exercised for cash, or on a “cashless” bas is, at the holder’s option, such that the holder may receive a net amount of shares equal to the appreciated value of the option (the difference between the exercise prices of the option and the underlying Warrants, and the market price of the underlying securities). The Units issuable upon exercise of this option are identical to the Units in the Offering except that the Warrants included in the option have an exercise price of $6.00.

NOTE D — NOTE PAYABLE TO FOUNDING STOCKHOLDER

On May 10, 2005, the Company issued a $75,000 unsecured promissory note to Royal Palm Capital Management, LLLP, an entity affiliated with the Founding Stockholder (“Affiliate”). The note is non-interest bearing and is payable from non-Trust Fund proceeds. Due to the related party nature of the note, the estimated fair value of the note is not reasonably determinable.

NOTE E — RELATED PARTY TRANSACTION

The Company presently occupies office space provided by the Affiliate. The Affiliate has agreed that, until an Acquisition, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay the Affiliate $7,500 per month for such services commencing on September 8, 2005. The statement of operations for the period ended September 14, 2005 includes $1,500 related to this agreement.

Coconut Palm Acquisition Corp.
(a development stage company)

Notes to Financial Statements

NOTE F — OFFICERS AND DIRECTORS

The Company’s officers and directors have agreed with the Representatives that within the first forty day period after the separate trading of Warrants has commenced, they or certain of their affiliates or designees collectively will purchase up to 2,000,000 Warrants in the public marketplace at prices not to exceed $0.70 per Warrant. They have further agreed that any Warrants purchased by them or its affiliates or designees will not be sold or transferred until the completion of an Acquisition.